NEWS RELEASE For More Information: Jason Gingerich, VP, Investor Relations 800-282-6242 • 512-879-5101 • JasonGingerich@ProAssurance.com ProAssurance Announces Results from 2022 Annual Meeting of Shareholders and Declares Quarterly Dividend BIRMINGHAM, AL – (BUSINESSWIRE) – May 24, 2022 – Shareholders of ProAssurance Corporation (NYSE:PRA), acting at today's Annual Meeting of Shareholders, cast approximately 91% of their votes to reelect Kedrick D. Adkins Jr., CPA, Bruce D. Angiolillo, JD, Maye Head Frei, and Scott C. Syphax to our Board, with each receiving over 96% of the votes cast by shareholders. They will serve a three-year term ending at the Annual Meeting of Shareholders in 2025. Bruce D. Angiolillo was elected by the board to serve as Independent Chair. Acting on matters related to compensation, our shareholders cast approximately 97% of their votes to approve, on an advisory basis, the compensation of our named executive officers for 2021. The selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year ending December 31, 2022 was approved by more than 98% of the votes cast by shareholders. Following the Annual Meeting, the Board of Directors declared a cash dividend of $0.05 per common share, payable on June 29, 2022 to shareholders of record as of June 15, 2022. Our dividend policy anticipates a total annual dividend of $0.20 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations, and other factors deemed relevant by the Board. About ProAssurance ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. ProAssurance Group is rated “A” (Excellent) by AM Best; NORCAL Group is rated “A-” (Excellent) by AM Best. ProAssurance and its operating subsidiaries are rated “A-” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies. Caution Regarding Forward-Looking Statements Any statements in this news release that are not historical facts are specifically identified as forward- looking statements. These statements are based upon our estimates and anticipation of future events and are subject to significant risks, assumptions and uncertainties that could cause actual results to differ materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic

NEWS RELEASE For More Information: Jason Gingerich, VP, Investor Relations 800-282-6242 • 512-879-5101 • JasonGingerich@ProAssurance.com factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of agents or brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake and specifically declines any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. #####